UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 19, 2006, Encysive Pharmaceuticals Inc. (the “Company”) announced that it had entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”), which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $75,000,000 of the Company’s common stock, or the number of shares that is one less than twenty percent (20%) of the issued and outstanding shares of the Company’s common stock as of October 19, 2006, whichever occurs first, over the 18-month term of the Purchase Agreement. As of December 19, 2006, the Company has now closed two draw down requests under the Purchase Agreement and has received aggregate gross proceeds of approximately $18,000,000, and net proceeds of approximately $17,750,000 after deducting estimated offering expenses. The Company has issued an aggregate of 3,086,351 shares of the Company’s common stock to Azimuth from the two draw down requests. As of December 19, 2006, the total number of issued and outstanding shares of the Company’s common stock following these issuances is 62,451,810 shares.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: December 19, 2006	/s/ Gordon H. Busenbark
Gordon H. Busenbark
Chief Financial Officer